Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-154708 and 333-188451) and Form S-3 (No. 333-183350) of Trecora Resources (the “Company”) of our reports dated March 13, 2015 with respect to the consolidated financial statements and financial statement schedule and the effectiveness of internal control over financial reporting both which appears in this Form 10-K.

We also consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-3.

/s/ BKM Sowan Horan, LLP
Addison, Texas
March 13, 2015

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-154708 and 333-188451) and Form S-3 (No. 333-183350) of Trecora Resources of our report dated March 9, 2015, with respect to the financial statements of Al Masane Al Kobra Mining Company for the years ended December 31, 2014, 2013, and 2012, which appears in this Form 10-K.

/s/ Mamdouh Al Majed CPAs
Riyadh, Saudi Arabia
March 9, 2015